                                                                Exhibit 10.8



                             JOINT VENTURE AGREEMENT

                                       OF

                      GORDON FAMILY HOMES AT MORIKAMI PARK














                          DATED: AS OF OCTOBER 2, 1996

                                TABLE OF CONTENTS


                                                                                        Page
                                                                                        ----
ARTICLE I
         INCORPORATION BY REFERENCE AND DEFINITIONS......................................1
                  1.1      Incorporation by Reference....................................1
                  1.2      Certain Definitions...........................................1

ARTICLE II

         FORMATION, NAME, PRINCIPAL OFFICE AND PURPOSE...................................7
                  2.1      Formation.....................................................7
                  2.2      Name..........................................................7
                  2.3      Principal Office and Place of Business........................8
                  2.4      Purpose and Scope of the Venture..............................8
                  2.5      Term..........................................................8
                  2.6      Title.........................................................8
                  2.7      Designated Person.............................................8

ARTICLE III

         CAPITAL CONTRIBUTION; FINANCING.................................................9
                  3.1      Initial Capital Contributions.................................9
                  3.3      Third Party Financing........................................10
                  3.4      Other Matters Relating to Capital............................10

ARTICLE IV

         MANAGEMENT AND OPERATION OF THE VENTURE........................................11
                  4.1      Major Decisions..............................................11
                  4.2      Operational Responsibilities.................................12
                  4.3      No Venturer Fees.............................................13
                  4.4      Liability and Indemnification................................13
                  4.5      Competition..................................................14

ARTICLE V

         ALLOCATIONS AND DISTRIBUTIONS..................................................14
                  5.1      Allocations from Operations and from Capital Transactions....14
                  5.2      Separate Allocations.........................................15
                  5.3      Distribution of Available Cash...............................16




                                       (i)


                  5.4      Distribution Following Terminating Capital Transaction.......17
                  5.5      Distribution in Cash Only....................................17

ARTICLE VI

         FISCAL MATTERS.................................................................17
                  6.1      Accounting Year..............................................17
                  6.2      Books and Records............................................17
                  6.3      Reports and Statements.......................................17
                  6.4      Tax Returns..................................................18
                  6.5      Tax Status...................................................18
                  6.6      Tax Elections................................................18
                  6.7      Bank Accounts................................................18

ARTICLE VII

         TRANSFER OF VENTURE INTEREST...................................................18
                  7.1      General Prohibition..........................................18
                  7.2      Rights of Assignee...........................................19
                  7.3      Admission of Venturers.......................................19
                  7.4      Oriole's Put Right...........................................20
                  7.5      Venture Redemption Right.....................................20

ARTICLE VIII

         DISSOLUTION; TERMINATION.......................................................21
                  8.1      Dissolution..................................................21
                  8.2      Wind-Up......................................................22

ARTICLE IX

         GENERAL PROVISIONS.............................................................23
                  9.1      Relationship.................................................23
                  9.2      Notices......................................................23
                  9.3      Entire Agreement.............................................23
                  9.4      Agency.......................................................24
                  9.5      Binding Effect; No Assignment................................24
                  9.6      Amendment....................................................24
                  9.7      No Waiver....................................................24
                  9.8      Gender and Use of Singular and Plural........................24
                  9.9      Counterparts.................................................24
                  9.10     Headings.....................................................24
                  9.11     Governing Law................................................24



                                      (ii)



                  9.12     Further Assurances...........................................24
                  9.13     Provisions Severable.........................................24
                  9.14     Litigation...................................................25
                  9.15     Remedies.....................................................25
                  9.16     No Foreign Person Withholding................................25
                  9.17     No Recordation...............................................25



                                      (iii)

                             JOINT VENTURE AGREEMENT
                                       OF
                      GORDON FAMILY HOMES AT MORIKAMI PARK


         THIS JOINT VENTURE AGREEMENT ("Agreement") is made and entered into as of the 2nd day of October, 1996, by and between Oriole Joint Venture, Limited, a Florida limited partnership ("Oriole"), and Gordon Family Homes, Inc., a Florida corporation ("Gordon"). Oriole and Gordon are sometimes hereinafter referred to individually as "Venturer" and collectively as "Venturers."

                                   WITNESSETH:

         WHEREAS, Gordon has acquired rights to acquire certain real property located in Palm Beach County, Florida as more fully described in Exhibit A to this Agreement (the "Property"), but requires additional equity capital to purchase such real properties;

         WHEREAS, the Venturers desire to participate together in a joint venture ("Venture") formed under the general partnership law of the State of Florida for the acquisition, development, operation and disposition of the Property; and

         WHEREAS, the Venturers desire by this Agreement to establish the Venture and to set forth all the terms, provisions, conditions and covenants by which the Venture will be governed.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties hereby agree as follows:

                                    ARTICLE I

                   INCORPORATION BY REFERENCE AND DEFINITIONS

         1.1 INCORPORATION BY REFERENCE. The foregoing recitals are hereby acknowledged to be true and are incorporated herein by reference, and all Exhibits annexed hereto and referred to herein are incorporated herein by reference.

         1.2 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings hereinafter set forth, except as otherwise provided herein:

                  (a) ADJUSTED NET INCOME AND ADJUSTED NET LOSS. "Adjusted Net Income" or "Adjusted Net Loss" means the net income or loss of the Venture resulting from Venture operations during any stated period, as calculated by the Venture Accountants for federal income tax purposes; provided that gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.

                  (b) AFFILIATE. Any of the following: (i) any person or entity directly or indirectly controlling, controlled by or under common control with a Venturer; (ii) a person or entity owning or controlling ten percent (10%) or more of the outstanding voting equity of a Venturer; (iii) any officer, director or partner of a Venturer or an employee acting in a similar capacity; and (iv) if such other person is an officer, director, partner or similar employee of a Venturer, any entity for which such person acts in any such capacity.

                  (c) AGREEMENT. This Joint Venture Agreement of Gordon Family Homes at Morikami Park, a Florida general partnership, as originally executed and as amended from time to time, as the context requires.

                  (d) APPROVED MORTGAGE. The loan from Barnett Bank, N.A. to the Venture more fully described in Section 3.3 hereof, as same may be modified, from time to time, as permitted herein.

                  (e) AVAILABLE CASH. Cash of the Venture, excluding cash proceeds from a Terminating Capital Transaction, if any, not needed to satisfy current liabilities, upcoming capital expenditures or as a reasonable reserve for either and thus available for distribution to the Venturers, which may include, but shall not be limited to, cash proceeds generated by Venture operations and Interim Capital Transactions, including financing and refinancing (which term, "refinancing," is defined, for all purposes under this Agreement, to include financing which has been recast, modified, extended or increased).

                  (f) BANKRUPTCY. As used in this Agreement, the term "Bankruptcy," with respect to the Venture or a Venturer, shall refer to: (i) the appointment of a receiver, conservator, rehabilitator or similar officer for the Venture, a Venturer or any person or entity that has majority voting rights with respect to any Venturer, unless the appointment of such officer shall be vacated and such officer discharged within one hundred twenty (120) days of the appointment; (ii) the taking of possession of, or the assumption of control over, all or any substantial part of the property of the Venture, any Venturer or any person or entity that has majority voting rights with respect to any Venturer by any receiver, conservator, rehabilitator or similar officer or by the United States Government or any agency thereof, unless such property is relinquished within one hundred twenty (120) days of the taking; (iii) the filing of a petition in bankruptcy or the commencement of any proceeding under any present or future federal or state law relating to bankruptcy, insolvency, debt relief or reorganization of debtors by or against the Venture, any Venturer or any person or entity that has majority voting rights with respect to any Venturer provided, if filed against the Venture, any Venturer or the person or entity that has majority voting rights with respect to any Venturer, such petition or proceeding is not dismissed within sixty (60) days of the filing of the petition or the commencement of the proceeding; (iv) the making of an assignment for the benefit of creditors or a private composition, arrangement or adjustment with the creditors of the Venture, any Venturer or any person or entity that has majority voting rights with respect to any Venturer; or (v) the commencement of any proceedings supplementary to the execution of any judgment against the Venture, any Venturer or any person or entity that has majority voting rights with respect to any Venturer, unless such proceeding is dismissed within sixty (60) days of the date it was commenced.

                  (g) BUSINESS PLAN. The business plan to be pursued by the Venture, as same is described in Section 2.4(b) hereof, and as same may, from time to time be modified, as provided herein.

                  (h) CAPITAL ACCOUNTS. Throughout the full term of the Venture, each Venturer shall have a separate Capital Account determined and maintained in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv), promulgated under Code Section 704(b).

                  (i) CAPITAL CONTRIBUTION. The total amount of money or the agreed fair market value of property other than money contributed by each Venturer to the capital of the Venture, as reflected in the books of the Venture.

                  (j) CAPITAL TRANSACTION. An Interim Capital Transaction or a Terminating Capital Transaction.

                  (k) CODE. The Internal Revenue Code of 1986, as amended from time to time, or any corresponding provision or provisions of any federal internal revenue law enacted in substitution of the Internal Revenue Code of 1986.

                  (l) DEPRECIATION. For each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted tax basis (for federal income tax purposes) at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis, provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Venturers.

                  (m) DESIGNATED PERSON. The person selected to represent each Venturer, as more fully set forth in Section 2.7 hereof.

                  (n) EVENT OF TERMINATION. Any of the events that result in dissolution of the Venture as set forth in Section 8.1 hereof.

                  (o) GORDON. Gordon Family Homes, Inc., a Florida corporation, which is owned and controlled by Gary Gordon and his Affiliates.

                  (p) GROSS ASSET VALUE. With respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                           (i)  The initial Gross Asset Value of any asset
contributed by a Venturer to the Venture shall be the amount credited as a Capital Contribution increased by the amount of any liability assumed or incurred by the Venture in connection with the contribution;

                           (ii) The Gross Asset Value of each Venture asset
shall be adjusted to equal its gross fair market value, as determined by the Venturers, as of the following times; (a) the acquisition of an additional interest in the Venture by any new or existing Venturer in exchange for more than a DE MINIMUS Capital Contribution; (b) the distribution by the Venture to a Venturer of more than a DE MINIMUS amount of Venture property other than money by the Venture to a retiring or continuing Venturer as consideration for an interest in the Venture, unless all Venturers receive simultaneous distributions of undivided interests in the distributed Property in proportion to their Venture Percentages in the Venture; and (c) the liquidation of the Venture within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g) ("Liquidation");

                           (iii) The Gross Asset Value of any Venture asset
distributed to any Venturer shall be the gross fair market value of such asset on the date of distribution; and

                           (iv)  In the event the Venture makes an election
pursuant to Code Section 754, the Gross Asset Value of each Venture asset shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Value shall not be adjusted pursuant to this subparagraph to the extent the Venturers determine that an adjustment pursuant to subparagraph (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (i), (ii) or (iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Adjusted Net Income or Adjusted Net Loss.

                  (q) INTERIM CAPITAL TRANSACTION. A transaction pursuant to which the Venture borrows funds or refinances existing debt, a sale, condemnation, exchange, abandonment or other disposition of a portion (which is less than substantially all) of the assets of the Venture, an insurance recovery or any other transaction, other than a Terminating Capital Transaction, that, in accordance with generally accepted accounting principles, is considered capital in nature.

                  (r) LAW. The Florida Revised Uniform Partnership Act.

                  (s) MANAGING VENTURER. Gordon, unless terminated as same pursuant to Section 4.2 hereof.

                  (t) ORIOLE. Oriole Joint Venture Limited, a Florida limited partnership.

                  (u) ORIOLE REDEMPTION. The right of the Venture to redeem Oriole's Venture Interest in accordance with Section 7.5 hereof.

                  (v) ORIOLE'S UNRETURNED CAPITAL CONTRIBUTION. The amount which, at any given point in time, is equal to a Oriole's total Capital Contribution, as reflected on the Venture's books and records, reduced, but not below zero, by all prior distributions made to Oriole pursuant to Sections 5.3(b) and 8.2(e) hereof.

                  (w) PER LOT AMOUNT. The sum of Three Thousand Dollars ($3,000), if Oriole's Unreturned Capital Contribution has been reduced to zero on or prior to December 31, 1996, and, an amount equal to Six Thousand Dollars ($6,000), in all other events.

                  (x) PREFERRED RETURN. The amount which, at any given point in time, is equal to thirteen percent (13%) per annum on Oriole's Unreturned Capital Contribution, as the same exists from time to time, calculated from the date Oriole's Capital Contribution was received by the Partnership through the date of calculation, reduced by distributions in satisfaction of the Preferred Return theretofore made to Oriole pursuant to Sections 5.3(a) or 8.3(d) hereof.

                  (y) PROPERTY. The real property located in Palm Beach County, Florida, more fully described in EXHIBIT A annexed hereto.

                  (z) PURCHASE CONTRACT That certain Purchase Contract entered into by and between Gordon, as purchaser, and VRV, Inc., as seller, dated as of February 26, 1996, as amended from time to time, with respect to the purchase and sale of the Property.

                  (aa) PUT CLOSING. The closing of the sale of Oriole's Venture Interest to Gordon in connection with the exercise of a Put Right, as more fully set forth in Section 7.4 hereof.

                  (bb) PUT NOTICE. The notice delivered by Oriole exercising its Put Right, as more fully set forth in Section 7.4 hereof.

                  (cc) PUT PRICE. The price that Gordon will pay to acquire Oriole's Venture Interest upon exercise of its Put Right, as determined in accordance with Section 7.4 hereof.

                  (dd) PUT RIGHT. The right of Oriole, pursuant to Section 7.4 hereof, to cause Gordon to purchase its Venture Interest, as more fully set forth in Section 7.4 hereof.

                  (ee) REDEMPTION CLOSING. The closing of the redemption of Oriole's Venture Interest by the Venture in connection with the exercise of a Redemption Right, as more fully set forth in Section 7.5 hereof.

                  (ff) REDEMPTION NOTE. The promissory note to be delivered by the Venture to Oriole to pay the Redemption Price in accordance with Section 7.5 hereof.

                  (gg) REDEMPTION NOTICE. The notice delivered by the Venture exercising its Redemption Right, as more fully set forth in Section 7.5 hereof.

                  (hh) REDEMPTION PRICE. The price that the Venture will pay to redeem Oriole's Venture Interest upon exercise of its Redemption Right, as determined in accordance with Section 7.5 hereof.

                  (ii)  REDEMPTION RIGHT. The right of the Venture, pursuant to
Section 7.5 hereof, to redeem Oriole's entire Venture Interest, as more fully set forth in Section 7.5 hereof.

                  (jj) STIPULATED RATE. The rate of interest, calculated annually, equal to two percent (2%), plus the annual rate of simple interest announced from time to time by Citibank, N.A. as its commercial lending rate to its most credit worthy borrowers for loans maturing within ninety (90) days, but not higher than the highest nonusurious rate of simple interest for commercial loans under applicable law, nor lower than the lowest interest rate that may be charged without causing the imputation of interest for federal income tax purposes.

                  (kk) TERM. The period commencing as of the date of this Agreement and ending upon the occurrence of an Event of Termination.

                  (ll) TERMINATING CAPITAL TRANSACTION. A sale, condemnation, exchange or other disposition, whether by foreclosure, abandonment or otherwise, of all or substantially all of the then remaining assets of the Venture or a transaction that will result in a dissolution of the Venture.

                  (mm) TREASURY REGULATIONS OR "REGULATIONS". Treasury Regulations shall mean regulations promulgated by the United States Treasury Department interpreting the Code.

                  (nn) VENTURE. Gordon Family Homes at Morikami Park, the joint venture organized and existing pursuant to this Agreement and the Law.

                  (oo) VENTURE'S ACCOUNTANTS. The accountants for the Venture as selected, from time to time, by the Managing Venturer.

                  (pp) VENTURE INTEREST OR INTERESTS. The entire ownership interest of a Venturer in the Venture at any particular time, including any and all distributions, allocations and other incidents of participation in the Venture to which such Venturer may be entitled as provided in this Agreement and under the Law, together with the obligations of such Venturer to comply with all of the terms and provisions of this Agreement and the Law, and further including its Capital Account hereunder.

                  (qq) VENTURE PERCENTAGE. The percentage interest of each Venturer in the Venture which, as of the date hereof, is as follows:

                       (i)      Oriole        -        50%
                       (ii)     Gordon        -        50%


                                   ARTICLE II

                  FORMATION, NAME, PRINCIPAL OFFICE AND PURPOSE

         2.1 FORMATION. The Venturers hereby form a joint venture partnership pursuant to the Law and all other applicable laws of the State of Florida, for the purposes set forth herein.

         2.2 NAME. The name of the Venture shall be "Gordon Family Homes at Morikami Park" and the business and affairs of the Venture initially shall be conducted under said name. The Venture may conduct business under such other name or fictitious name as may be determined, from time to time, by the Managing Venturer. The Venturers shall execute all assumed or fictitious name certificates necessary or appropriate to be filed in the applicable records of any county or jurisdiction in which the Venture is doing business.

         2.3 PRINCIPAL OFFICE AND PLACE OF BUSINESS. The principal office of the Venture to which all notices to the Venture shall be sent shall be located at 101 South Congress Avenue, Delray Beach, Florida 33445, or at such other location in the State of Florida as may be determined by the Managing Venturer.

         2.4 Purpose and Scope of the Venture.

                  (a) The business, purpose and scope of the Venture is to acquire, own, develop, improve, maintain, manage, operate, sell, lease, mortgage, exchange and otherwise use all or any portion of the Property for the production of income and profit, and to engage in all manner of transactions and activities incidental to the foregoing.

                  (b) It is the present intent of the Venturers to acquire the Property and pursue the Business Plan. The Business Plan provides for the Venture to develop, construct and market 89 single family homes to the public. In furtherance thereof, the Venture shall undertake the necessary planning and permitting to enable the Property to be subdivided into 89 single family residential lots, undertake necessary land development, construct a model and sales center, and market and construct 89 single family homes. The Venturers agree that, notwithstanding the generality of Section 2.4(a) hereof, the purpose and scope of the Venture shall be as more specifically provided in this paragraph and by decisions, from time to time, of both Venturers, and the authority of any Venturer to act on behalf of the Venture shall be limited to activities within the scope of the Venture, as so limited.

         2.5 TERM. The term of the Venture as a general partnership shall commence as of the date of this Agreement and shall continue in full force and effect until terminated in accordance with Article VIII of this Agreement or as otherwise provided by the Law.

         2.6 TITLE. Legal title to the Venture's property shall be held in the name of the Venture.

         2.7 DESIGNATED PERSON. For purposes of facilitating the performance of the terms and provisions of this Agreement and the operation of the Venture, each Venturer designates the person(s) set forth below opposite such Venturer's name ("Designated Person") as such Venturer's authorized representative and attorney-in-fact to take all actions, make all decisions and execute and deliver all documents on its behalf which such Venturer, in its capacity as Venturer, is permitted or required to take, make or execute and deliver pursuant to this Agreement. Either Venturer may change its Designated Person by delivering to the other Venturers and to the Venture, written notice thereof, which notice shall be by written certification of the President, if the Venturer is a corporation, or shall be signed by all general partners if the Venturer is a partnership. The foregoing is intended to estop any Venturer from denying the authority of its Designated Person to act on its behalf with respect to Venture matters and shall not be construed to preclude other duly authorized persons from acting on any Venturer's behalf. The Designated Persons, as of the date hereof, are as follows:

                                             DESIGNATED PERSON

                   Oriole                    Richard D. Levy
                                             or Mark Levy (only one required)

                   Gordon                    Gary Gordon


                                   ARTICLE III

                         CAPITAL CONTRIBUTION; FINANCING

         3.1 INITIAL CAPITAL CONTRIBUTIONS. Each Venturer shall make the following Capital Contributions to the Venture:

             (a)      Oriole   The sum of One Million Four Hundred Thousand Dollars
                               ($1,400,000) in cash for which Oriole shall receive a
                               credit to its Capital Account in the amount thereof.
                               Oriole shall make its Capital Contribution in connection
                               with a closing at which the Property will be conveyed to
                               the Venture, free and clear of any liens or
                               encumbrances other than the Approved Mortgage.

             (b)      Gordon   Simultaneous with the execution hereof, Gordon shall
                               contribute all of its right, title and interest in and to the
                               Purchase Contract, all studies, appraisals, reports,
                               plans, specifications, drawings, designs, tests,
                               marketing analyses, contracts and other assets,
                               tangible and intangible, owned by Gordon or any
                               Affiliate of Gordon and relating to the Property or the
                               Business Plan and, to the extent transferable, all
                               governmental approvals or permits relating to the
                               Property, to the Venture.  The Venture shall hereafter
                               assume all obligations of the "Purchaser" under the
                               Purchase Contract and indemnify and hold harmless
                               Gordon with respect thereto.  Gordon and the Venture
                               shall execute an Assignment and Assumption
                               Agreement to accomplish the foregoing, which
                               document shall be in the form of EXHIBIT B hereto.



                               Gordon will receive no credit to its Capital
                               Account with respect to the assignment of the Purchase Contract or any of the other items referred to in this Section 3.1(b).

         3.2 ADDITIONAL CAPITAL.

         No Venturer shall be required to contribute any additional capital to the Venture.

         3.3 THIRD PARTY FINANCING. Gordon has obtained a commitment for financing a portion of the Venture's acquisition of the Property from Barnett Bank, N.A. in the initial amount of $3,775,000 (the "Approved Mortgage"). The Approved Mortgage shall be non-recourse as to Oriole and Oriole shall have no obligation to guarantee such financing. Gordon may secure such third-party financing with a first mortgage lien on the Property and any other assets of the Venture and shall, to the extent required to obtain such third-party financing, cause Gary Gordon, Elvine Gordon, Gordon and Gary Gordon Construction Company to personally guarantee such financing. Gary Gordon, Elvine Gordon, Gordon and Gary Gordon Construction Company shall execute a Joinder hereto acknowledging the foregoing obligation. The Venturers acknowledge and agree that the Approved Mortgage is for a one year term and that the Venture will be required to refinance such loan to obtain additional funding required for the development of the Property and construction of single family residences thereon. The Venture shall not modify the Approved Mortgage, obtain any additional third-party financing, or enter into any commitments or agreements with respect to same without the prior approval of all Venturers.

         3.4 OTHER MATTERS RELATING TO CAPITAL.

              (a) Loans by any Venturer to the Venture shall not be considered Capital Contributions. If not expressly provided otherwise, loans to the Venture from a Venturer shall accrue interest at the Stipulated Rate. Any loan by a Venturer to the Venture must be authorized and agreed to by the Managing Venturer.

              (b) Except as may be expressly provided herein, no Venturer shall be entitled to withdraw or to the return of any part of the Capital Contribution of such Venturer or to receive property or assets other than cash from the Venture for any reason whatsoever. To the extent that any distributions which any Venturer is entitled to receive pursuant to Article V hereof would constitute a return of capital, each of the Venturers consent to the withdrawal of such capital.

              (c) No Venturer shall be entitled to priority over any other Venturer with respect to return of his or her loans or Capital Contribution, except to the extent expressly provided in this Agreement.

         (d) No interest shall be paid by the Venture on Capital Contributions, except to the extent expressly provided in this Agreement.

                                   ARTICLE IV

                     MANAGEMENT AND OPERATION OF THE VENTURE

         4.1 MAJOR DECISIONS. No decision shall be made with respect to any of the major decisions enumerated below ("Major Decisions") unless and until same has been approved in writing by all Venturers. The Major Decisions are:

                  (a) The sale, exchange or other disposition of all, or substantially all, of the property and assets of the Venture;

                  (b) A decision to enter into any financing arrangements including, without limitation, the Approved Mortgage, any other financing arrangements with respect to development, construction or permanent financing of the Property or for operating the Property and any material modifications to any single financing;

                  (c) Any material modification to the Business Plan;

                  (d) The admission of any additional parties as members of the Venture, whether by issuance of a new interest in the Venture or by transfer of all or any part of a Venturer's interest in the Venture;

                  (e) A decision by the Venture to acquire any real property other than the roperty;

                  (f) A decision to dissolve the Venture;

                  (g) Any transaction, not expressly authorized herein, between the Venture and a Venturer or any Affiliate of a Venturer;

                  (h) Making all federal income tax elections available to the Venture and approving all federal, state and local income tax returns of the Venture prior to their submission to the appropriate governmental entity; and

                  (i) Such other decisions as, pursuant to the terms hereof, are vested in both Venturers.

         4.2 OPERATIONAL RESPONSIBILITIES.

                  (a) The Venturers hereby designate Gordon as the Managing Venturer of the Venture to serve for the entire term of the Venture unless earlier terminated in the manner hereinafter set forth. The Managing Venturer shall act in a capacity analogous to that of a chief operating officer of the Venture and shall be responsible for conducting the business and affairs of the Venture.

                  The Managing Venturer's scope of authority and responsibilities shall include, without in any way limiting the generality of the foregoing, the following:

                           (i)      Preparing and revising annual budgets for
the Venture for submission to the Venturers for approval;

                           (ii)     Negotiating contracts with respect to
development and other activities of the Venture and executing such contracts on behalf of the Venture and supervising performance of same;

                           (iii)    Appearing before applicable governmental
authorities, on behalf of the Venture, to pursue land use, zoning, environmental and other permits and licenses required by the Venture in connection with its activities;

                           (iv)     Retaining services of engineers, surveyors,
appraisers, architects, attorneys, real estate brokers, mortgage brokers, corporate fiduciaries, escrow agents, insurers, advertising personnel and such other technical or administrative advisors as are useful to carry out the purposes of the Venture;

                           (v)      Retaining agents and employees for the
Venture, including project managers for all or any portion of the development and management of the Property and directing such agents or employees with respect to the implementation of its decisions in the conduct of the day-to-day operations of the Venture;

                           (vi)     Negotiating and entering into and executing
agreements and other documents and instrument customarily employed in the real estate industry in connection with the acquisition, sale, development, construction and operation of real properties, as well as personal or mixed property connected therewith;

                           (vii)    Negotiating all necessary financing for the
Venture for submission to the Venturers for approval; and

                           (viii)   Such other matters as are, from time to
time, delegated to the Managing Venturer by both Venturers.

                  (b) Gordon agrees to make available the services of Gary Gordon as Gordon's responsible officer who will undertake to perform, on Gordon's behalf, the services of Managing Venturer in accordance with this Agreement. In the event Gary Gordon is unable, on behalf of Gordon, to perform the services of Managing Venturer as a result of his death or disability (i.e., the inability due to physical or mental reasons to perform full-time services for a continuous period of ninety (90) days or is unwilling, in violation of this Agreement, to perform the services of Managing Venturer, on behalf of Gordon), Oriole may elect, by written notice to Gordon, to terminate Gordon's role as Managing Venturer hereunder and to exercise such other remedies as are available hereunder or under applicable law. Selection of a replacement Managing Venturer shall require unanimous consent of the Venturers, which decision, notwithstanding any other provision of this Agreement, shall be made by each Venturer, in good faith, and in the best interests of the Venture.

         4.3 NO VENTURER FEES. Gordon shall receive no compensation from the Venture for performing the functions, on behalf of the Venture, specified in
Section 4.2(a) hereof or otherwise. Moreover, Gordon acknowledges that it shall not be entitled to receive any reimbursement from the Venture for the overhead expenditures it will incur in carrying out its responsibilities on behalf of the Venture. Neither Gordon, Oriole nor any Affiliate of either shall receive any fee, distributions or other payment whatsoever, directly or indirectly, from the Venture except as provided herein.

         4.4 LIABILITY AND INDEMNIFICATION. No Venturer nor any of its members, or their respective officers, shareholders, directors, Designated Persons, employees or agents shall be liable to the Venture or any Venturer for any loss or liability incurred in connection with any act or omission in the conduct of the business of the Venture in accordance with the terms hereof, except for any loss or liability which the Venture or Venturer incurs in connection with such person's or entity's fraud, willful and wanton misconduct or gross negligence. The Venture, to the fullest extent permitted by law, hereby agrees to defend and indemnifies and holds harmless each Venturer and its members and their respective officers, directors, shareholders, Designated Persons, employees and agents from and against any and all liability, loss, cost, expense or damage incurred or sustained by reason of any act or omission in the conduct of the business of the Venture in accordance with the terms hereof including, but not limited to, reasonable attorneys' and paralegals' fees through any and all negotiations, and trial, appellate, bankruptcy and collection levels; provided, however, the Venture shall not indemnify such person or entity or hold it harmless with respect to any of the foregoing incurred in connection with such person's or entity's fraud, willful and wanton misconduct or gross negligence. Notwithstanding the foregoing, the Venture shall advance, on behalf of any Venturer against whom a claim is filed with respect to any alleged act or omission in the conduct of the business of the Venture, all costs and expenses of litigation, including reasonable attorneys' and paralegals' fees through any and all negotiations, at trial, appellate, bankruptcy and collection levels, and will be entitled to seek reimbursement from the Venturer for such sums advanced only to the extent such Venturer is ultimately determined, by a final non-appealable order or judgment, to have been guilty of fraud, willful or wanton misconduct or gross negligence and only to the extent the Venture is not reimbursed by any insurance policies with respect to such costs and expenses. The provisions of this Section 4.4 shall survive termination of this Agreement.

         4.5 COMPETITION. Each Venturer may have other business interests and may engage in any other business or trade, individually, in partnership or association with others or in any capacity whatsoever, whether or not such business competes with the Venture. No Venturer shall be required to devote its entire time or attention to the business of the Venture or, in any event, more time or attention than shall reasonably be required to carry out its obligations under this Agreement. Each Venturer recognizes specifically that the other Venturers (directly or through Affiliates) are actively engaged in competitive businesses with the Venture and that nothing contained in this Agreement or otherwise shall be deemed to restrict in any way the rights of any Venturer, or any officer, director or Affiliate of any Venturer (or member thereof) to engage in, or to conduct any other activity, trade or business, independently or with others (including the development of competing land sites) whether or not any such activity, trade or business is adverse to, competes with or is complementary with the business of the Venture or the other Venturers and neither the Venture nor the other Venturers shall have any rights in or to such trade, business or activity or the income or profits therefrom. The Venturers hereby expressly agree that each is aware of, and consents to, all existing and future business activities of the other Venturers that are in any way competitive with the business of the Venture and that the conduct of such activities shall not constitute a breach of any Venturer's loyalty obligation to the Venture or the other Venturers under the Law.

                                    ARTICLE V

                          ALLOCATIONS AND DISTRIBUTIONS

         5.1 ALLOCATIONS FROM OPERATIONS AND FROM CAPITAL TRANSACTIONS. Except as provided below, the Adjusted Net Income or Adjusted Net Loss of the Venture from operations and any income (including gain) or losses resulting from any Interim or Terminating Capital Transactions as calculated for federal income tax purposes and reported by the Venture on its U.S. Partnership Return of Income for each fiscal year (or portion thereof) during the term of this Agreement, shall be allocated to the Venturers as follows:

                  (a) Until the amount of Adjusted Net Income allocated to Oriole equals the aggregate amount of distributions of Preferred Return to Oriole, any Adjusted Net Income shall be allocated as follows:

                           (i)      First, to Oriole, an amount equal to the
Preferred Return distributed to Oriole during the current and all prior fiscal years until the aggregate Adjusted Net Income allocated to Oriole equals the aggregate amount of such distributions;

                           (ii)     Second, to any Venturer previously
allocated losses under subsection 5.1(b), Adjusted Net Income shall be allocated ratably and in the inverse order to the manner in which such losses were allocated, until the cumulative Adjusted Net Income allocated pursuant to this subsection 5.1(a)(ii) hereof for the current and all prior fiscal years is equal to the cumulative losses allocated pursuant to subsection 5.1(b) hereof for all prior periods; and

                           (iii)    Thereafter, Adjusted Net Income shall be
allocated to the Venturers in accordance with their respective Venture Percentages.

                  (b) Any Adjusted Net Loss shall be allocated:

                           (i)      First, to the Venturers, to the extent and
in proportion to any Adjusted Net Income previously allocated to the Venturers pursuant to Section 5.1(a)(ii); and

                           (ii)     Thereafter, to Adjusted Net loss shall be
allocated 99% to Gordon and 1% to Oriole.

         5.2 SEPARATE ALLOCATIONS. The following rules apply notwithstanding the provisions of Section 5.1 hereof:

                  (a) DEPRECIATION RECAPTURE. Notwithstanding anything to the contrary in this Article Five, and for purposes of determining the nature (as ordinary or capital) of the income or gain allocable under such provisions, gain (if any) recognized as ordinary income in respect of a Capital Transaction pursuant to Code Sections 1245 and 1250 shall be deemed to be allocated to the Venturers in proportion to their accumulated depreciation allocations.

                  (b) COMPLIANCE WITH REGULATORY PROVISIONS. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Agreement shall be construed, and allocations shall be made, in a manner consistent with Treasury Regulations promulgated under Code Sections 704 and 752 (collectively, the "Section 704 and 752 Regulations"). In the event of a conflict between the provisions of this Agreement and the requirements of the
Section 704 and 752 Regulations, the Section 704 and 752 Regulations shall govern.

                  (c) CODE SECTION 704(c).  In accordance with Code
Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Venture shall, solely for tax purposes, be allocated among the Venturers so as to take account of any variation between the adjusted basis of such property to the Venture for federal income tax purposes and its initial Gross Asset Value.

                  In the event the Gross Asset Value of any Venture asset is adjusted pursuant to the second paragraph of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                  Any elections or other decisions relating to such allocations shall be made by the Venturers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.2(c) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Venturer's Capital Account or share of Adjusted Net Income, Adjusted Net Loss, other items or distributions pursuant to any provision of this Agreement.

                  (d) CERTAIN DISALLOWED DEDUCTIONS. In the event fees paid to a Venturer or its Affiliates pursuant to this Agreement or any other agreement between the Venture and such Venturer or Affiliate and deducted by the Venture, in reliance on Sections 162 or 707(a) or (c) of the Code or otherwise, are disallowed as deductions to the Venture and treated as Venture distributions, then the Adjusted Net Income or Adjusted Net Loss of the Venture, as the case may be, for the taxable year or years in which such fees are disallowed, shall be increased or decreased, as the case may be, by such disallowed amounts and there shall be allocated to the Venturer who received (or whose Affiliate received) such payments an amount of gross income for such taxable year or years equal to the amount of the fees which are disallowed and treated as Venture distributions.

         5.3 DISTRIBUTION OF AVAILABLE CASH. Periodically as determined by the Managing Venturer, the Available Cash of the Venture, if any, shall be distributed to the Venturers in accordance with the provisions of this Section
5.3. Available Cash will be distributed to the Venturers as follows and in the following order of priority:

                  (a) FIRST: To Oriole, until such time as the Preferred Return on Oriole's Unreturned Capital Contribution is fully satisfied, an amount equal to the Preferred Return.

                  (b) SECOND: To Oriole, until such time as the Oriole Unreturned Capital Contribution is zero, an amount equal to its Unreturned Capital Contribution.

                  (c) THIRD: To each Venturer, in accordance with their respective Venture Percentages.

         5.4 DISTRIBUTION FOLLOWING TERMINATING CAPITAL TRANSACTION. Distributions following a Terminating Capital Transaction shall be distributed in the manner set forth in Section 8.2 hereof.

         5.5 DISTRIBUTION IN CASH ONLY. No Venturer in his capacity as a Venturer shall have the right to demand or receive property other than cash (as and when provided herein) from the Venture for any reason whatsoever and no Venturer shall have the right to sue for partition of the Venture or for the Venture's assets.

                                   ARTICLE VI

                                 FISCAL MATTERS

         6.1 ACCOUNTING YEAR. The fiscal year of the Venture for accounting purposes ("Accounting Year") and for income tax purposes shall end on December 31, or on such other day as may be agreed upon by the Venturers or as may be required by applicable law.

         6.2 BOOKS AND RECORDS. The Managing Venturer shall keep, or cause to be kept, full and accurate books and records of all transactions of the Venture on the accrual method of accounting. All organizational records of the Venture and other records required to be kept by the Venture under the Law shall, at all times, be maintained at the Venture's principal office referred to in Section
2.3 hereof, and shall be open during ordinary business hours for inspection and copying upon the reasonable request and at the expense of any Venturer and its authorized representatives.

         6.3 REPORTS AND STATEMENTS.

                  (a) ANNUAL REPORTS. Within ninety (90) days after the end of each Accounting Year, the Managing Venturer shall, at the expense of the Venture, cause to be delivered to the Venturers the following unaudited financial statements, prepared in accordance with generally accepted accounting principles, which shall be prepared by the Venture Accountants:

                           (i) A balance sheet of the Venture as of the end of such Accounting Year; and

                           (ii) A profit and loss statement for such Accounting Year.

                  Such financial statements shall be accompanied by such other information as, in the judgment of the Managing Venturer, may be reasonably necessary for the Venturers to be advised of the financial status and results of operations of the Venture.

                  (b) OTHER REPORTS. Unless Oriole agrees otherwise, Gordon, as Managing Venturer shall, at the expense of the Venture, cause current reports of Venture affairs to be prepared and disseminated to the Venturers including, without limitation, periodic unaudited financial statements of the Venture, periodic budget and cash flow comparisons, narrative descriptions of the Venture's operations during a preceding period and its financial condition at the end of such period, reports with respect to any litigation pending or threatened against the Venture and information concerning any actual or potential material default by the Venture under any of its contractual obligations.

         6.4 TAX RETURNS. The Managing Venturer shall prepare or cause to be prepared, all tax returns and statements, if any, that must be filed on behalf of the Venture with any taxing authority and shall make or cause to be made the timely filing thereof. The tax returns shall be prepared and distributed to the Venturers for approval not later than the March 31 following the end of each Accounting Year.

         6.5 TAX STATUS. Any provision hereof to the contrary notwithstanding, solely for United States federal income tax purposes, the Venture hereby recognizes and agrees that it shall be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code. The filing with the Service of U.S. Returns of Partnership Income shall not be construed to expand the purposes of the Venture or any obligations or liabilities of the Venturers.

         6.6 TAX ELECTIONS. The Managing Venturer shall recommend, from time to time, whether or not to make or attempt to revoke any and all tax elections regarding depreciation methods and recovery periods, capitalization of construction period expenses, amortization of organizational and start-up expenditures, basis adjustments upon admission or retirement of Venturers, and any other federal, state or local income tax election, which elections shall be made if approved by all of the Venturers.

         6.7 BANK ACCOUNTS. The Managing Venturer may authorize the establishment of Venture accounts for the Venture at banks, savings and loan associations or other financial institutions ("Accounts") selected by the Managing Venturer. The Managing Venturer shall designate the authorized signatories for all the Accounts. No funds of the Venture shall be commingled with funds of any Venturer or any other individual or entity.

                                   ARTICLE VII

                          TRANSFER OF VENTURE INTEREST

         7.1 GENERAL PROHIBITION. Except as expressly provided herein and except with the prior written consent of all the Venturers, no Venturer shall sell, transfer, assign, syndicate, pledge, encumber or otherwise dispose of, either voluntarily, involuntarily, by operation of law or otherwise ("Transfer") all or any part of its Venture Interest unless made pursuant to and in compliance with this Article Seven and unless a copy of an executed and acknowledged assignment effecting such Transfer has been filed with the Venture. A transaction which results in any person other than Gary Gordon, directly or indirectly, owning all of the outstanding equity interest in Gordon shall constitute a transfer of Gordon's Venture Interest. Any purported Transfer of a Venture Interest in violation of the provisions of this Agreement shall be void ab initio.

         7.2 RIGHTS OF ASSIGNEE. Any Transfer of a Venture Interest (or any part thereof) to a person ("Assignee") who is not admitted to the Venture as a Venturer shall vest in such person only rights of an assignee, and shall not entitle the Assignee to be admitted to the Venture as a Venturer. An Assignee who has not been admitted to the Venture as a Venturer shall only have the right to receive the share of profits, losses, tax credits and distributions of the Venture to which the assigning Venturer would have been entitled with respect to the Venture Interest (or a portion thereof) so assigned and shall have no right to require any information or accounting of the Venture's transactions or finances or to inspect Venture books, or to exercise any powers or other rights including voting and consent rights, incidental to ownership of a Venture Interest. Admission of an Assignee to the Venture as a Venturer in the manner hereinafter provided shall vest in such person all rights and powers, and subject such person to all duties and all obligations thereafter arising, of a Venturer.

         7.3 ADMISSION OF VENTURERS. A Venturer may Transfer all or any part of its Venture Interest to an Assignee to be admitted to the Venture as a Venturer if all of the following conditions are met:

                  (a) All other Venturers consent in writing to the Transfer and the admission of the Assignee as a Venturer, which consent may be withheld in the sole discretion of each Venturer, it being agreed that each Venturer has entered into this Agreement in reliance upon the special expertise and experience of the other Venturers;

                  (b) The Assignee agrees in writing to be bound by the provisions of this Agreement;

                  (c) The Assignee executes any and all documents, including an amendment to this Agreement, required to effectuate or evidence its admission to the Venture;

                  (d) The Venture has received an opinion of counsel to the effect that the contemplated Transfer and admission of the Assignee as a Venturer will not cause the termination of the Venture for federal income tax purposes or cause the Venture not to be treated as a partnership for federal income tax purposes or cause any other materially adverse impact to the Venture or any Venturer;

                  (e) The Assignee reimburses the Venture for all reasonable costs and expenses (including reasonable attorney's fees) incurred in connection with the Transfer and admission;

                  (f) The Assignee shall have delivered to the Venture, in writing, the consent or waiver of the applicable parties to any note, mortgage, loan agreement, contract or similar instrument or document to which the Venture is a party and as to which the proposed Transfer may be a violation, event of default under, or give rise to a right of acceleration; and

                  (g) The Assignee is not a minor or legally incompetent.

         7.4 ORIOLE'S PUT RIGHT. In the event (a) Oriole's Unreturned Capital Contribution has not been reduced to zero by the first anniversary of this Agreement or (b) an Event of Termination has occurred on or prior to the first anniversary of this Agreement, Oriole shall have the right ("Put Right"), subject to the prior right of owner of the Approved Mortgage to be repaid in full with respect to the Approved Mortgage, at any time thereafter, to cause Gordon to purchase all, but not less than all, of Oriole's Venture Interest. If it elects to do so, Oriole shall exercise its Put Right by delivering written notice to Gordon ("Put Notice") setting forth: (i) its decision to sell its entire Venture Interest to Gordon for the Put Price, and (ii) the amount of the Put Price.

         The Put Price shall be an amount equal to the sum of (i) the remaining balance of Oriole's Unreturned Capital Contribution; (ii) the accrued and outstanding Preferred Return; and (iii) $534,000 (in the event the Put Right is exercised as a result of an event described in subsection (a) of the preceding paragraph), or $267,000 (in the event the Put Right is exercised as a result of the occurrence of an Event of Termination on or prior to the first anniversary of this Agreement). Provided that the Approved Mortgage has been repaid in full, the closing ("Put Closing") of the sale of Oriole's Venture Interest to Gordon shall occur on a date and at a time and place mutually agreed to by Oriole and Gordon, but not later than thirty (30) days after the Put Notice is delivered to Gordon. The Put Price shall be paid at the Put Closing by Gordon paying 100% of the Put Price by cashier's check, federal funds wire or law firm trust account check. At the Put Closing, Oriole shall, in writing, represent and warrant to Gordon that Oriole's Venture Interest is owned by Oriole free and clear of all claims and encumbrances and that valid title to Oriole's Venture Interest will be vested in Gordon (or its designees) upon consummation of the transaction. Gordon may designate one or more persons to take title to all or any portion of the Venture Interest being conveyed. Gary Gordon, Elvine Gordon and Gary Gordon Construction Company shall personally guarantee Gordon's obligation to pay the Put Price at the Put Closing and they shall execute a Joinder hereto acknowledging the foregoing obligation.

         7.5 VENTURE REDEMPTION RIGHT. Provided that Oriole's Unreturned Capital Contribution has been reduced to zero, the Venture, by the decision of the Managing Venturer, shall have the right ("Redemption Right") exercisable on or before the date that the Venture closes on its first sale of an individual lot (whether or not improved with a residential dwelling), to purchase all, but not less than all, of Oriole's Venture Interest. If it elects to do so, the Venture shall exercise its Redemption Right by delivering written notice to Oriole ("Redemption Notice") setting forth: (i) its decision to purchase Oriole's entire Venture Interest for the Redemption Price, and (ii) the amount of the "Redemption Price".

                  The Redemption Price shall be an amount equal to (a) $267,000, in the event Oriole's Unreturned Capital Contribution was reduced to zero on or prior to December 31, 1996 or (b) $534,000, in all other events. The closing ("Redemption Closing") of the redemption of Oriole's Venture Interest by the Venture shall occur on a date and at a time and place mutually agreed to by Oriole and the Venture, but not later than the earlier of (x) the closing by the Venture on the first sale of an individual lot, or (y) thirty (30) days after the Redemption Notice is delivered to Oriole. The Redemption Price shall be paid at the Redemption Closing by delivery of a promissory note of the Venture ("Redemption Note") in the principal amount of the Redemption Price. The Redemption Note shall not bear interest and shall be payable by the Venture to Oriole by paying Oriole the Per Lot Amount for each lot for which a contact of sale is entered into by the Venture on the earlier to occur of (i) the closing of the conveyance of the lot; or (ii) that date which is five (5) months after the date a building permit for a dwelling to be constructed on the lot under a contract with a purchaser was obtained by the Venture. At the Redemption Closing, Oriole shall, in writing, represent and warrant to the Venture that Oriole's Venture Interest is owned by Oriole free and clear of all claims and encumbrances and that valid title to Oriole's Venture Interest will be vested in the Venture (or its designees) upon consummation of the transaction. The Venture may designate one or more persons to take title to all or any portion of the Venture Interest being conveyed.

                                  ARTICLE VIII

                            DISSOLUTION; TERMINATION

         8.1 DISSOLUTION. It is the intention of the Venturers that the business of the Venture be continued by the Venturers pursuant to the provisions of this Agreement until such time as the occurrence of an "Event of Termination," as hereinafter defined, at which time the Venture shall dissolve. The occurrence of any of the following shall be deemed an "Event of Termination:"

                  (a) The sale of all or substantially all of the assets of the Venture;

                  (b) The written decision by the Venturers that the Venture should be dissolved;

                  (c) The date on which the Venture or a Venturer shall suffer a Bankruptcy; or

                  (d)      December 31, 2022.


         8.2 WIND-UP. Upon the dissolution of the Venture, the Managing Venturer shall make a final accounting of the business and affairs of the Venture and shall proceed with reasonable promptness to liquidate the business, property and assets of the Venture and to distribute the proceeds in the following order of priority:

                  (a) To the payment of expenses of any sale, disposition or transfer of the Venture assets in liquidation of the Venture;

                  (b) To the payment of just debts and liabilities of the Venture to those parties not affiliated with a Venturer, in the order of priority provided by law;

                  (c) To the establishment of a reasonable reserve for contingent expenses, final legal, accounting and similar expenses incurred in connection with liquidating the Venture and for other unforeseen and miscellaneous expenses, which reasonable reserve, when no longer needed for the purposes established, shall be distributed as provided in subparagraphs (e) and
(f) below;

                  (d) To Oriole, its Preferred Return, until such Preferred Return has been paid in full;

                  (e) To Oriole, the Oriole Unreturned Capital Contribution, until the Oriole Unreturned Capital Contribution is paid in full; and

                  (f) To the Venturers, pro rata, in accordance with their then respective Capital Accounts, if positive.

                  In the event the Venture is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Article Eight to the Venturers who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(2), and (b) if any Venturer's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all Years, including the Accounting Year during which such liquidation occurs), such Venturer shall contribute to the capital of the Venture the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(ii)(b)(3).

                  The Venturers may elect to distribute the remaining property and assets of the Venture, if any, in kind, in lieu of selling them, based upon the then existing fair market value thereof and after allocating to the Venturers, in accordance with their respective interests in the Venture, any unrealized gain inherent in such assets.

                  The wind-up of the affairs of the Venture shall be conducted by the Managing Venturer. In liquidating the assets of the Venture, all tangible assets of a saleable value shall be sold at such price and terms as the Managing Venturer determines to be fair and equitable. Any Venturer may purchase such assets at such sale. It shall not be necessary to sell any intangible assets of the Venture. A reasonable time shall be allowed for the orderly liquidation of the assets of the Venture and the discharge of liabilities to creditors to minimize the losses that might otherwise occur upon liquidation.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 RELATIONSHIP. Nothing contained in this Agreement shall be deemed or construed to constitute any Venturer as a general partner, employee or agent of the other Venturer, other than in connection with activities included within the purpose and scope of the Venture as set forth herein and subject to limitations upon same, as set forth herein.

         9.2 NOTICES. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given only upon hand delivery thereof, including by recognized overnight courier, or upon the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  To Oriole:             c/o Oriole Homes Corp.
                                         1690 S. Congress Blvd.
                                         Delray Beach, Florida 33445
                                         Attention:  Mr. Richard D. Levy

                  To Gordon:             Gordon Family Homes, Inc.
                                         101 S. Congress Blvd.
                                         Delray Beach, Florida 33445
                                         Attention:  Gary Gordon

                  To Venture:            c/o Gordon Family Homes, Inc.
                                         101 S. Congress Blvd.
                                         Delray Beach, Florida 33445
                                         Attention:  Gary Gordon
or at such other address, or to such other person and at such address for that person, as any party shall designate in writing to the other Venturer for such purpose in the manner hereinabove set forth.

         9.3 ENTIRE AGREEMENT. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions expressed or implied, oral or written, except as herein contained.

         9.4 AGENCY. Except as provided herein, nothing herein contained shall be construed to constitute any Venturer the agent of any other Venturer or to limit in any manner the Venturers in the carrying on of their own respective businesses or activities.

         9.5 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and assigns. No party may assign or transfer its interests herein, or delegate its duties hereunder, except as expressly provided herein.

         9.6 AMENDMENT. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

         9.7 NO WAIVER. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

         9.8 GENDER AND USE OF SINGULAR AND PLURAL. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives, successors and assigns may require.

         9.9 COUNTERPARTS. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         9.10 HEADINGS. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

         9.11 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Palm Beach County, Florida.

         9.12 FURTHER ASSURANCES. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

         9.13 PROVISIONS SEVERABLE. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the jurisdiction in which the parties do business. If any provision of this Agreement, or the application thereof to any person or circumstance shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         9.14 LITIGATION. If any party hereto is required to engage in litigation against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its rights hereunder including, but not limited to, all attorney's fees, paralegal fees, court costs and other expenses incurred throughout all negotiations, trials, collection, bankruptcy or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

         9.15 REMEDIES. Each party hereto recognizes and agrees that the violation of any term, provision or condition of this Agreement may cause irreparable damage to the other parties which may be difficult to ascertain, and that the award of any sum of damages may not be adequate relief to such parties. Each party, therefore, agrees that, in addition to other remedies available in the event of a breach of this Agreement, any party shall have a right to equitable relief including, but not limited to, the remedy of specific performance.

         9.16 NO FOREIGN PERSON WITHHOLDING. Each of the Venturers hereby represent and warrant for the benefit of the other that it is not a "foreign person" within the meaning of Code Section 1445.

         9.17 NO RECORDATION. Neither this Agreement nor any memorandum thereof shall be recorded among the public records of any governmental authority.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Signed, sealed and delivered
in the presence of:

                                ORIOLE JOINT VENTURE LIMITED, a Florida
                                limited partnership


                                 By:  ORIOLE LIMITED, INC., its general partner



          [witness]              By: /s/ Richard D. Levy
------------------------------       -----------------------------------------
                                     Name: Richard D. Levy
          [witness]                  Title: C.E.O.
------------------------------


                                 GORDON FAMILY HOMES, INC., a Florida
                                 corporation


          [witness]              By:  /s/ Gary Gordon
------------------------------       -----------------------------------------
                                     Name: Gary Gordon
          [witness]                  Title: President
------------------------------

                                     JOINDER


         Reference is hereby made to that certain Joint Venture Agreement of Gordon Family Homes at Morikami Park dated as of the 2nd day of October, 1996 ("Agreement"). The undesigned, by execution of this Joinder, hereby acknowledge that they have reviewed the Agreement and hereby agree that in the event the Venture is required to obtain third party financing as provided in Section 3.3 of the Agreement ("Debt"), or in the event Oriole exercised its Put Right in accordance with Section 7.4 of the Agreement ("Put Debt"), the undersigned shall absolutely and unconditionally guarantee the Debt and the Put Debt, as the case may be, and shall execute and deliver such instruments as reasonably requested by the payee of the Debt or the Put Debt, as the case may be, to evidence such guarantee. Except as set forth above, the undersigned shall have no further obligations to personally guaranty any contractual obligation of the Venture pursuant to the terms of the Agreement.

         Dated this 2nd day of October, 1996.



                                    By: /s/ Gary Gordon
                                        ---------------------------------------
                                            Gary Gordon


                                    By: /s/ Elvine Gordon
                                        ---------------------------------------
                                            Elvine Gordon


                                    GARY GORDON CONSTRUCTION COMPANY



                                    BY: /s/ Gary Gordon
                                        ---------------------------------------
                                            Gary Gordon, President


                                    GORDON FAMILY HOMES, INC.


                                    By: /s/ Gary Gordon
                                        ---------------------------------------
                                            Gary Gordon, President